                                                                       EXHIBIT 5


                     [HUGHES HUBBARD & REED LLP LETTERHEAD]



May 31, 1997

6749.0150
6749.0142

Saxton Incorporated
5440 West Sahara Avenue, Third Floor
Las Vegas, Nevada  89102

RE:     SAXTON INCORPORATED
        REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

We have represented Saxton Incorporated, a Nevada corporation (the "Company"), as special securities counsel, in connection with the proposed issuance and sale by the Company of up to 2,275,000 shares of the Company's Common Stock (plus up to an additional 341,250 shares to cover underwriters' over-allotments, if any) (collectively, the "Shares") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by the Company and certain underwriters represented by Ladenburg Thalmann & Co. Inc and Stifel, Nicolaus & Company Incorporated. The Shares are being registered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-23927) under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission").

As such counsel, we have considered such matters of law, including consultation with local counsel, and examined originals or copies, certified or otherwise identified to our satisfaction, of such records, certificates, documents and other instruments as we have deemed appropriate under the circumstances.

On the basis of the foregoing, we are of the opinion that the Shares, when issued, sold and paid for pursuant to the Underwriting Agreement, will constitute legally issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus forming a part of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Hughes Hubbard & Reed LLP